UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[  ]     Preliminary Proxy Statement
[  ]     Confidential, for Use of the Commission Only
         (as permitted by Rule 14a-6(e)(2))
[  ]     Definitive Proxy Statement
[x]      Definitive Additional Materials
[  ]     Soliciting Material Pursuant to ss.240.14a-12

                                BCB Bancorp, Inc.
-------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies:



     2)   Aggregate number of securities to which transaction applies:



     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):



     4)   Proposed maximum aggregate value of transaction:



     5)   Total fee paid:



[  ]     Fee paid previously with preliminary materials.

[  ] Check  box  if any part of the fee is offset as provided  by  Exchange  Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:



2) Form, Schedule or Registration Statement No.:



3) Filing Party:



4) Date Filed:

                                BCB Bancorp, Inc.
                                104-110 Avenue C
                            Bayonne, New Jersey 07002


                  IMPORTANT NOTICE FROM YOUR BOARD OF DIRECTORS


                                                                   April 6, 2004
Dear Fellow Shareholder:

     By now you may have received proxy soliciting material from a dissident shareholder group, launching a hostile and costly proxy contest to elect their own handpicked nominees to your Company's Board. The Annual Meeting of Shareholders is scheduled for Tuesday, May 11, 2004 at 10:00 a.m. Perhaps most discouraging, members of the dissident group include some of the current members of BCB Bancorp's board of directors who refused to accept decisions of the majority of the Board of Directors.

         YOUR BOARD OF DIRECTORS ADAMANTLY OPPOSES THE DISSIDENT GROUP'S
                  NOMINEES AND URGES YOU TO SIGN AND RETURN THE
             BOARD'S WHITE PROXY CARD, A COPY OF WHICH IS ENCLOSED.
 DO NOT SIGN OR RETURN ANY GREEN PROXY CARDS SENT TO YOU BY THE DISSIDENT GROUP
                   -------------------------------------------


     Do not be rushed into a voting decision without having all the important facts.

     A review of public data conducted by FinPro, Inc., a well known bank consulting and investment banking firm, showed that Bayonne Community Bank ranked as the leader in financial performance among community banks that began operations between November 1999 and November 2001.1 Our nominees and management believe it is because of our well-implemented business plan that we rank first in 6 of 7 major categories. Of those financial institutions reviewed, Bayonne Community Bank:

     o    Ranked No. 1 in Assets
          ------------
     o    Ranked No. 1 in Loans
          ------------
     o    Ranked No. 1 in Net Interest Income2
          ------------
     o    Ranked No. 1 in Net Income2
          ------------
     o    Ranked No. 1 in Return on Average Assets2
          ------------
     o    Ranked No. 1 in Return on Average Equity2
          ------------
     o    Ranked No. 2 in Total Deposits
          ------------

     Based on this outstanding record, FinPro concluded:

     >> "Bayonne Community Bank's financial performance has far exceeded peer levels"
     >> "Bayonne Community Bank's growth within the City of Bayonne has been strong"
     >> "Bayonne Community Bank's stock price has substantially outperformed the relevant market indices" >>

1 Based upon information from the FDIC Research Information System database as of December 31, 2003. FinPro, Inc. compared 13 New Jersey financial institutions that began operations within one year of Bayonne Community Bank's November 1, 2000 opening.
2  For the year ended December 31, 2003.

     The value of the Bank's business success is reflected in the total return from an investment in BCB Bancorp, Inc.'s common stock.





[graph ommitted]












     If you had made your initial investment of $100 in BCB Bancorp, Inc. common stock on May 1, 2003, your investment would be worth approximately $192 on April 2, 2004.

                    Your Board of Directors believes that we
                         are poised for continued strong
                        growth. Why change strategy now!

         Thank you for your continued support and confidence.

/s/ Mark D. Hogan                          /s/ Donald Mindiak
-----------------------                    -----------------------
Mark D. Hogan                              Donald Mindiak
Chairman of the Board                      President and Chief Executive Officer

           PLEASE SIGN, DATE AND RETURN THE ENCLOSED WHITE PROXY CARD.

             BCB Bancorp, Inc. - Growing with the Bayonne Community

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


                             YOUR VOTE IS IMPORTANT




     1. To vote FOR your Company's nominees you MUST sign, date and return a WHITE proxy card.

     2. The Board of Directors urges you to DISCARD the GREEN proxy card recently sent to you by the Committee. A "WITHHOLD AUTHORITY" vote on the Green proxy card is NOT a vote for the Board's nominees.

     3. If you voted on a Green proxy card BUT WISH TO SUPPORT YOUR COMPANY'S NOMINEES please sign, date and mail the enclosed WHITE proxy card in the postage-paid envelope provided as soon as possible.

     4. Remember - ONLY YOUR LATEST DATED PROXY WILL DETERMINE HOW YOUR SHARES ARE TO BE VOTED AT THE MEETING.

     5. If any of your shares are held in the name of a bank, broker or other nominee, please contact the party responsible for your account and direct them to vote your shares for your Company's nominees on the WHITE proxy card.

     For assistance in voting your shares, or further information, please contact our proxy solicitor.

                    GEORGESON SHAREHOLDER COMMUNICATIONS INC.

                           17 State Street, 10th Floor
                               New York, NY 10004
                           (800) 334-8612 (TOLL FREE)

                     Banks and Brokerage Firms please call:
                                 (212) 440-9800


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